QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21.1

SUBSIDIARIES

Name of Subsidiary	Place of Incorporation
Transaction Network Services, Inc.	Delaware
TNS Transline LLC	Delaware
POSLink, Inc.	Delaware
TNS Datalink, Inc.	Delaware
Transaction Network Services Limited	Ireland
Transaction Network Services AB	Sweden
Transaction Network Services B.V.	Netherlands
Transaction Network Services GMbH	Germany
TNS Switchtran Limited	Ireland
Transaction Network Services S.A.	Spain
Transaction Network Services S.A.	France
Transaction Network Services NZ Ltd.	New Zealand
Transaction Network Services S.r.l.	Italy
Openet S.r.l.	Italy
TNS TransXpress Holdings Company (UK) Limited	United Kingdom
TNS International Limited (UK)	United Kingdom
TNS Transline SARL	France
TNS Transline Limited	United Kingdom
TNS (UK) Limited	United Kingdom
TNS Japan KK	Japan
Transaction Network Services Canada Corp.	Nova Scotia
Transaction Network Services PTY Limited	Australia
TNS Australia Telcom Services PTY Limited	Australia

QuickLinks

  EXHIBIT 21.1
SUBSIDIARIES